UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 4, 2008
THE TIMBERLAND COMPANY
(Exact name of Registrant as Specified in Charter)

DELAWARE	1-9548	02-0312554

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Domain Drive, Stratham, NH	03885

(Address of Principal Executive Offices)	(Zip Code)
(603) 772-9500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 4, 2008, the Board of Directors of The Timberland Company (the “Company”) appointed John J. Fitzgerald, Jr., 46, as the Company’s Vice President, Corporate Controller and Chief Accounting Officer, effective December 4, 2008. Mr. Fitzgerald has served as the Company’s Vice President, Finance for Worldwide Sales and Marketing since January 1, 2006. Mr. Fitzgerald had previously served as the Company’s Vice President, US and Global Support beginning November 5, 2001. In connection with Mr. Fitzgerald’s appointment, the Board of Directors of the Company removed John Crimmins from the position of Chief Accounting Officer. In his new position, Mr. Fitzgerald will report directly to Mr. Crimmins, who continues to serve as the Company’s Vice President, Finance and Chief Financial Officer. Mr. Fitzgerald has no family relationship with any director or executive officer or anyone nominated or chosen for such positions.
     In connection with Mr. Fitzgerald’s appointment, he will receive a non-qualified stock option grant on December 5, 2008 to purchase 5,000 shares of the Company’s Class A Common Stock at the market closing price on December 4, 2008 pursuant to the Company’s 2007 Incentive Plan (the “Plan”). The shares subject to such stock options will vest one-third annually over three years. Mr. Fitzgerald will also receive a grant on December 5, 2008 of 2,500 restricted stock units pursuant to the Plan. The shares underlying such restricted stock units will vest one-third annually over three years.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY
Date: December 5, 2008	By:	/s/ John Crimmins
		Name:	John Crimmins
		Title:	Chief Financial Officer